As filed with the Securities and Exchange Commission on November 2, 1998
                                                  Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

Comcast Cable Communications, Inc.              Delaware                      23-2175755
      Comcast Cable Trust I                     Delaware                   To be applied for
      Comcast Cable Trust II                    Delaware                   To be applied for
     Comcast Cable Trust III                    Delaware                   To be applied for
    (Exact Name of Registrant       (State or Other Jurisdiction of        (I.R.S. Employer
   as Specified in its Charter)      Incorporation or Organization)       Identification No.)
                            -----------------------
    Comcast Cable Communications, Inc.                         William E. Dordelman
         1105 North Market Street                               1500 Market Street
        Wilmington, Delaware 19801                         Philadelphia, Pennsylvania 19102
              (302) 427-8991                                        (215) 665-1700
(Address, including zip code, and telephone number,    (Name, address, including zip code, and
 including area code, of Registrant's principal          telephone number, including area code,
             executive offices)                                   of agent for service)

                            -----------------------
                                  Copies to:
                                Bruce K. Dallas
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017
                                (212) 450-4000
                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   |_|
                            -----------------------

                                                      CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                    Proposed Maximum    Proposed Maximum
                 Title of Each Class of          Amount to be        Offering Price    Aggregate Offering        Amount of
              Securities to be Registered      Registered(1)(2)        Per Unit(3)          Price(3)        Registration Fee(4)
--------------------------------------------------------------------------------------------------------------------------------
Senior debt securities and subordinated
   debt securities (collectively,
   "Debt Securities") of Comcast Cable
   Communications, Inc......................
--------------------------------------------------------------------------------------------------------------------------------
Warrants to Purchase Debt Securities........
--------------------------------------------------------------------------------------------------------------------------------
Purchase Contracts of Comcast Cable
   Communications, Inc......................
--------------------------------------------------------------------------------------------------------------------------------
Units.......................................
--------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Comcast Cable
   Trust I..................................
--------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Comcast Cable
   Trust II.................................
--------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Comcast Cable
   Trust III................................
--------------------------------------------------------------------------------------------------------------------------------
Guarantee of Preferred Securities of
   Comcast Cable Trust I, Comcast
   Cable Trust II and Comcast Cable
   Trust III(5).............................
--------------------------------------------------------------------------------------------------------------------------------
Total.......................................    $1,000,000,000            100%           $1,000,000,000          $278,000
================================================================================================================================

(1)   Such indeterminate number of amount of Debt Securities, Warrants,
      Purchase Contracts and Units of Comcast Cable Communications, Inc. and Preferred Securities of Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III as may from time to time be issued at indeterminate prices and the related Preferred Securities Guarantees.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,000,000,000. In addition, this Registration Statement includes such presently indeterminable number of offered securities as may be issuable from time to time upon conversion or exchange of the securities being registered hereby.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.
(4) The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount of any Debt Securities offered at a discount.
(5) Comcast Cable Communications, Inc. is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III. No separate consideration will be received for any Guarantee or any other such obligations.
                            -----------------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================


PROSPECTUS Subject to Completion
Issued November 2, 1998



                         Comcast Cable Communications, Inc.
                                   COMCAST CABLE TRUST I
$1,000,000,000                     COMCAST CABLE TRUST II
                                   COMCAST CABLE TRUST III

                              1105 North Market Street
                              Wilmington, Delaware 19801
                              (302) 427-8991



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The following are types of securities that we may offer and sell under this
Prospectus:

  o    Unsecured Senior Debt Securities        o    Unsecured Subordinated Debt
  o    Warrants to Purchase Debt Securities         Securities
  o    Units                                   o    Purchase Contracts

     In addition, we, in conjunction with our newly created trust subsidiaries, may offer and sell:

  o    Guaranteed Trust Preferred Securities

     We will describe in a Prospectus Supplement, which must accompany this Prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

  o    Maturity                           o    Redemption Terms
  o    Interest Rate                      o    Listing on a Securities Exchange
  o    Sinking Fund Terms                 o    Amount Payable at Maturity
  o    Currency of Payments

--------------------------------------------------------------------------------

     Investing in the securities involves risks that are described under the caption "Risk Factors" beginning on page 4.

--------------------------------------------------------------------------------


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We and our trust subsidiaries may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a Prospectus Supplement.

November   , 1998.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


     You should rely only on the information contained in this Prospectus, in the accompanying Prospectus Supplement and in material we file with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the Prospectus only where offers and sales are permitted. The information contained in this Prospectus, the Prospectus Supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this Prospectus and the Prospectus Supplement or of any sale of the securities.

                            -----------------------

                               TABLE OF CONTENTS

Available Information.........................................................2
Incorporation of Certain Documents by Reference...............................3
Risk Factors..................................................................4
Comcast Cable Communications, Inc.............................................7
Trust Subsidiaries............................................................9
Use of Proceeds...............................................................9
Consolidated Ratio of Earnings to Fixed Charges..............................10
Description of the Senior Debt Securities and Subordinated
     Debt Securities.........................................................10
Description of Debt Warrants.................................................22
Description of Purchase Contracts............................................24
Description of Units.........................................................24
Description of the Guaranteed Trust Preferred
     Securities..............................................................24
Description of the Guaranteed Trust Preferred
     Securities Guarantees...................................................26
Global Securities............................................................29
Plan of Distribution.........................................................30
Legal Matters................................................................31
Experts......................................................................31
Glossary.....................................................................32

                            -----------------------


                             AVAILABLE INFORMATION

     We, along with our trust subsidiaries, have filed this Prospectus as part of a combined Registration Statement on Form S-3 with the SEC. The Registration Statement contains exhibits and other information that are not contained in this Prospectus. In particular, the Registration Statement includes as exhibits copies of our Senior Indenture, a form of the Subordinated Indenture, the Declaration of Trust of each of our trust subsidiaries, a form of Amended and Restated Declaration of Trust to be adopted in connection with the issuance of any Guaranteed Trust Preferred Securities, a form of Guarantee for the Guaranteed Trust Preferred Securities, a form of Unit Agreement (which contains a form of Purchase Contract) and a form of Pledge Agreement. Our descriptions in this Prospectus of the provisions of documents filed as an exhibit to the Registration Statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read our SEC filings, including the complete Registration Statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

     Our trust subsidiaries have been created solely to issue Guaranteed Trust Preferred Securities for our financing purposes. We do not plan to provide separate financial statements for our trust subsidiaries because you will be relying on our ability to make payments on our debt securities held by the trust subsidiaries or on our guarantee, rather than the trust subsidiaries' independent ability to make payments on the Guaranteed Trust Preferred Securities. In addition, although our trust subsidiaries would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the trust subsidiaries from this filing obligation for as long as we continue to file our information with the SEC.

                            -----------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this Prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this Prospectus and the accompanying Prospectus Supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:

       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

       2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; and

       3. The Company's Current Report on Form 8-K dated September 17, 1998.

     We will provide free copies of any of those documents, if you write or telephone us at: 1105 North Market Street, Wilmington, DE 19801, (302) 427-8991.

                            -----------------------


     We are a Delaware corporation and have an office at 1105 North Market Street, Wilmington, DE 19801. Our telephone number is (302) 427-8991. We also have a world wide web site at http://www.comcastcable.com. The information posted at our web site is not incorporated into this Prospectus. In this Prospectus, the terms Company, Comcast Cable, we, us and our refer to Comcast Cable Communications, Inc. The term trust subsidiaries refers to Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III. The terms Comcast Corporation and Comcast refer to Comcast Corporation, which owns all of our voting securities. Other terms used in this Prospectus are defined in the Glossary, beginning on page 32.

     Each trust subsidiary has the sole obligation to make payments to you on the Guaranteed Trust Preferred Securities. However, our obligations to each trust subsidiary and our Guaranteed Trust Preferred Securities Guarantee are equivalent to our full and unconditional guarantee on a subordinated basis of each trust subsidiary's payments to you on the Guaranteed Trust Preferred Securities. We have the sole obligation to make payments to you on all other securities. Comcast Corporation has no obligation to make any payments to you on any of the securities.


                                 RISK FACTORS

     You should carefully review the information contained in this Prospectus, but should particularly consider the following matters.

     In this Prospectus we state our beliefs of future events and our future financial performance. In some cases, you can identify those so-called "forwardlooking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined below. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

Factors Affecting Future Operations

     The cable communications industry may be affected by, among other things:

     o    changes in government laws and regulations;

     o    changes in the competitive environment;

     o    changes in technology;

     o    franchise related matters;

     o market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes; and

     o    general economic conditions.

     The federal, state and local governments extensively regulate the cable communications industry. We cannot predict what future actions Congress, the Federal Communications Commission ("FCC") or other regulatory authorities may take or what the effect of future actions may have on the cable communications industry generally or on us in particular.

     Local authorities grant us franchises that permit us to operate our cable systems. We have to renew or renegotiate these franchises from time to time. We can not predict whether we will be able to renew our franchises or the terms that we may be able to negotiate.

Holding Company Structure; Dependence on
Payments from Subsidiaries; Effective
Subordination

     We are a holding company, which means that we conduct all of our operations through subsidiaries. Our ability to pay our obligations, including our obligation to make payments on the securities we are offering depends upon our subsidiaries repaying investments and advances we have made to them and upon their earnings and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on the securities or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. These contractual restrictions include our subsidiaries' obligations to make payments to Comcast under their management agreements and some of their programming contracts. Some of our subsidiaries' loan agreements require them to maintain certain financial ratios and contain restrictions on the subsidiaries' ability to make dividends, pay management fees and advance funds to affiliated entities, including us. The indentures that govern the terms of our debt do not currently limit our subsidiaries' ability to enter into additional agreements that limit their ability to make dividends or other payments or advances to us.

     Our debt securities and our trust subsidiaries' Guaranteed Trust Preferred Securities will be effectively subordinated to all our subsidiaries' liabilities, including their trade payables and the liquidation value of their preferred stock. This means that our subsidiaries must pay their trade creditors and preferred stockholders in full before their assets are available to us to pay you. In addition, even if we are a creditor of one of our subsidiaries, our claim would be subordinated to any security interest in its assets and to any of its indebtedness. As of June 30, 1998, our subsidiaries' total indebtedness and other liabilities (including trade payables and accrued liabilities) was approximately $2.7 billion.

Recent and Anticipated Losses

     In recent years, we have grown significantly through both strategic acquisitions and growth in our existing businesses. These acquisitions significantly increased our revenues, expenses, operating income before depreciation and amortization, depreciation expense, amortization expense and net interest expense. We expect that we will continue to report significant losses because of the increases in depreciation expense, amortization expense and interest expense associated with these acquisitions and their financing. Our losses before extraordinary items for the six months ended June 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995 were $54.2 million, $65.8 million, $112.1 million, $22.6 million and $48.9 million, respectively. If we fail to become profitable in the future, we may have difficulty continuing our operations and obtaining additional required funds. Moreover, if we fail to become profitable in the future, we may have difficulty paying you on the securities and paying our other creditors. See "--Substantial Leverage."

Competition

     Cable communications systems face competition from alternative methods of receiving and distributing television signals and from other sources of news, information and entertainment such as off-air television broadcast programming, newspapers, movie theaters, live sporting events, interactive online computer services and home video products, including videotape cassette recorders. The extent to which a cable communications system is competitive depends, in part, upon the cable system's ability to provide, at a reasonable price to consumers, a greater variety of programming and other communications services than are available off-air or through other alternative delivery sources and upon superior technical performance and customer service.

     The Telecommunication Act of 1996 (the "1996 Telecom Act") makes it easier for local exchange telephone companies and others to provide a wide variety of video services competitive with services provided by cable systems. Various local exchange telephone companies currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including the deployment of broadband cable networks and the use of wireless transmission facilities. Local exchange telephone companies in various states have either announced plans, obtained local franchise authorizations or are currently competing with certain of our cable communications systems. Currently, the most significant competition is from an affiliate of Ameritech Corporation which has been awarded cable franchises in certain areas in the State of Michigan that are currently served by us as the incumbent cable operator. Local exchange telephone companies and other companies also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. Cable systems could be placed at a competitive disadvantage if the delivery of video and interactive online computer services by local exchange telephone companies becomes widespread because those companies are not required, under certain circumstances, to obtain local franchises to deliver those services or to comply with the variety of obligations imposed upon cable systems under local franchises. The ability of local exchange telephone companies to cross-subsidize video, data and telephony services also poses strategic disadvantages for cable operators seeking to compete with those companies. We cannot predict the likelihood of success of video or broadband service ventures by local exchange telephone companies or the impact on us of those competitive ventures.

     Cable communications systems generally operate pursuant to franchises granted on a non-exclusive basis. In addition, the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") prohibits franchising authorities from unreasonably denying requests for additional franchises and permits franchising authorities to operate cable systems. To this end, new facilities-based competitors such as RCN Corporation and Knology Holdings, Inc. are now offering cable and related communications services in several areas where we hold franchises. Furthermore, well-financed businesses from outside the cable industry (such as the public utilities that own certain of the poles on which cable is attached) may become competitors for franchises or providers of competing services.

     Congress has enacted legislation and the FCC has adopted regulatory policies providing a more favorable operating environment for new and existing technologies that provide, or have the potential to provide, substantial competition to cable systems. Those technologies include direct broadcast satellite service, commonly referred to as DBS, whereby signals are transmitted by satellite to receiving facilities located on customer premises.

     DBS systems use digital video compression technology to increase the channel capacity of their systems to provide movies, broadcast stations and other program services comparable to those of cable systems. DBS programming is currently available to individual households, condominiums and apartment and office complexes through conventional, medium and high-power satellites. DBS currently has certain advantages over cable systems, such as increased channel capacity and digital picture quality, although its disadvantages currently include up-front customer equipment and installation costs and a lack of local programming and service. Several major companies are offering or are currently developing nationwide high-power DBS services, including DirectTV, Inc. and EchoStar Communications Corporation. Additionally, Primestar Inc., a DBS provider in which Comcast holds indirectly a 9.5% ownership interest, offers video programming from a medium-power DBS satellite system.

     The FCC and Congress from time to time consider proposals to enhance the ability of DBS providers to gain access to additional programming and to authorize DBS carriers to transmit local signals to local markets. The availability of reasonably-priced home satellite dish earth stations also enables individual households to receive many of the satellite-delivered program services formerly available only to cable subscribers. Furthermore, the 1992 Cable Act contains provisions, which the FCC has implemented with regulations, to enhance the ability of cable competitors to purchase and make available to home satellite dish earth station owners certain satellite-delivered cable programming at competitive costs. The 1996 Telecom Act and FCC regulations implementing that law preempt certain local restrictions on the use of home satellite dish earth stations and roof-top antennae to receive satellite programming and over-the-air broadcasting services. Cable operators face additional competition from private satellite master antenna television systems, commonly known as SMATV systems, that serve condominiums, apartment and office complexes and private residential developments.

     Cable operators also compete with wireless program distribution services such as analog and digital multichannel, multipoint distribution service, commonly known as MMDS, which use microwave frequencies to transmit video programming over-the-air to subscribers. There are MMDS operators who are authorized to provide or are providing broadcast and satellite programming to subscribers in areas served by our cable systems. Additionally, the FCC adopted regulations allocating frequencies in the 28-GHz band for a new multichannel wireless video service called local multipoint distribution service, commonly known as LMDS, that is similar to MMDS. The FCC initiated spectrum auctions for LMDS licenses in February 1998.

     Other new technologies may become competitive with services that cable communications systems can offer. Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, we cannot predict the effect that ongoing or future developments might have on the cable communications industry or on our operations.

Substantial Leverage

     Our capital structure includes a substantial amount of debt. As of June 30, 1998, our consolidated indebtedness was $4.6 billion and our consolidated stockholder's equity was $212.9 million. For the six months ended June 30, 1998 and for the year ended December 31, 1997, our earnings would have been insufficient to cover fixed charges by $74.9 million and $155.7 million, respectively. The indentures that govern the terms of our debt do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the securities, including:

     o limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     o requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

     o limiting our flexibility to plan for or react to, changes in our business;

     o making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

     o    making us more vulnerable to a downturn in our business.

Absence of Public Market for the Securities

     The securities we are offering will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities. Whether or not the securities could trade at lower prices depends on many factors, including:

     o    prevailing interest rates and the markets for similar securities;

     o    general economic conditions; and

     o our financial condition, historic financial performance and future prospects.

     In addition, the Guaranteed Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying Subordinated Debt Securities. This could have adverse tax consequences to you, if you dispose of your Guaranteed Trust Preferred Securities between record dates for payments. See any accompanying Prospectus Supplement relating to Guaranteed Trust Preferred Securities for more information on the tax implications of your purchase of Guaranteed Trust Preferred Securities.

                      COMCAST CABLE COMMUNICATIONS, INC.

     We develop, manage and operate hybrid fibercoaxial broadband cable networks. We are currently the fourth-largest cable television system operator in the United States and, as of June 30, 1998, served 4.5 million customers of the 7.3 million households our systems passed. We are a wholly owned subsidiary of Comcast Corporation.

     Over 80% of our customers are located in ten regional clusters throughout the United States. By acquiring and developing systems in geographic proximity, we have realized operating efficiencies through the consolidation of various managerial, administrative and technical functions. Consistent with this approach, we are currently consolidating the majority of our local customer service call centers into large regional operations. These regional call centers have technically advanced telephone systems that provide 24-hour per day call answering, telemarketing and other services. As of June 30, 1998, we had eight of these call centers in operation, serving approximately 2.1 million subscribers. We intend to expand the number of call centers in operation to ten by the end of 1998, bringing the total number of subscribers we serve by call center to approximately 2.4 million. These centers will allow us to better serve our customers, as well as to cross-market new products and services.

     We consider technological innovation to be an important component of our service offerings and a contributor to customer satisfaction. Through the use of fiber optic cable and other technological improvements, we have increased system reliability, channel capacity and our ability to deliver advanced video, high-speed Internet access, telephony and data services. The majority of our subscribers are currently served by systems that have the capacity to carry in excess of 70 channels. We are currently implementing a significant network upgrade of most of our cable systems. The upgraded systems will generally have capacity in excess of 100 channels with improved picture quality and will have two-way communication and digital transmission capabilities.

     We derive the majority of our revenues from recurring subscription services and generate additional revenues from non-subscription services such as advertising, pay-per-view, installation and commissions from electronic retailing. Monthly subscription rates and related charges vary according to the type of service selected (such as basic cable, premium cable, sports channels and special interest channels), as well as the type of equipment rented. In late 1997, we began marketing, on a limited commercial basis, a new service that uses digital video compression technology to significantly increase the number of channels available to customers. We subsequently broadened the reach of this expanded service to several of our larger markets in July 1998, with the anticipation of continued rollouts in 1999. In December 1996, we began marketing high-speed Internet access services provided via cable modems to customers served by certain of our cable systems. As of June 30, 1998, our Internet access service was available to be marketed to over 1.2 million homes in six markets and had more than 25,000 customers.

     On our behalf, Comcast seeks and secures long-term programming contracts that generally provide for payment based on either a monthly fee per subscriber per channel or a percentage of certain subscriber revenues. Comcast charges each of our subsidiaries for programming on a basis which generally approximates the amount our subsidiaries would be charged if they purchased the programming directly from the supplier and did not benefit from the purchasing power of our consolidated operations.

     Programming costs increase in the ordinary course of our business as a result of increases in the number of subscribers, expansion of the number of channels provided to customers and contractual rate increases from programming suppliers. For the six months ended June 30, 1998 and 1997, our total programming costs were $320.8 million and $286.4 million, respectively, and for the years ended December 31, 1997, 1996 and 1995, were $560.3 million, $417.0 million and $368.3 million, respectively.

     We purchase certain other services, including insurance and employee benefits, from Comcast under cost-sharing arrangements on terms that reflect Comcast's actual cost. In addition, Comcast, through management agreements, manages our subsidiaries' operations, including rebuilds and upgrades. Comcast charged our subsidiaries management fees of $63.9 million and $58.8 million during the six months ended June 30, 1998 and 1997, respectively, and $119.3 million, $93.2 million and $83.5 million, in 1997, 1996 and 1995, respectively.

Recent Developments

     In May and August 1998, Comcast announced its plan to acquire Jones Intercable Inc., a Denver, Colorado-based cable television operator, that owns systems which, upon the closing of certain pending transactions, will serve approximately 1.0 million customers. Comcast expects to close this acquisition in the first quarter of 1999. In September 1998, Comcast determined that it will contribute to us, by means of a capital contribution, all of the shares in Jones Intercable that it will acquire from BCI Telecom Holding and affiliates of Glenn R. Jones, Jones Intercable's Chairman and CEO, following the closing of the acquisition. Upon completion of the contribution, we will own approximately 12.8 million shares of Jones Intercable's Class A Common Stock and 2.9 million shares of its Common Stock. Those shares will represent approximately 37% of the economic and 47% of the voting interest in Jones Intercable. In addition, the approximately 2.9 million shares of Common Stock that we will own will represent approximately 57% of the outstanding Common Stock and will enable us to elect 75% of the Board of Directors of Jones Intercable. Comcast's contribution to us of the Jones Intercable shares is subject to regulatory and other approvals. After the contribution, we will consolidate Jones Intercable in our financial statements. As of June 30, 1998, Jones Intercable had total indebtedness and other liabilities (including trade payables and accrued liabilities) of $1.4 billion.

Comcast

     Comcast is principally engaged in the development, management and operation of broadband cable networks, wired and wireless telecommunications systems and the provision of content. Comcast is the fourth largest domestic cable company, serving over 4.5 million customers in twenty-one states. Comcast's wireless operations serve over 800,000 customers in portions of New Jersey, Pennsylvania and Delaware which encompass a population of approximately
8.4 million. Comcast provides content through its majority owned subsidiaries, QVC, a leading electronic retailer, E! Entertainment Television, Comcast-Spectacor and Comcast SportsNet and through other investments, including The Golf Channel, Speedvision and Outdoor Life.

     Comcast owns 100% of our outstanding capital stock and substantially all of Comcast's domestic cable operations are conducted through us. Additional information regarding Comcast can be found in reports filed by Comcast with the SEC.

     Our principal executive offices are located at 1105 North Market Street, Wilmington, Delaware 19801, (302) 427-8991. Comcast, which provides substantially all management services to our operating subsidiaries, has its principal executive offices located at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, (215) 665-1700.


                              TRUST SUBSIDIARIES

     Each of our trust subsidiaries is a statutory business trust formed under Delaware law under a separate declaration of trust. We executed as sponsor for the trust and the trustees for the trust signed in such capacity. We executed, together with the relevant trustees, declarations of trust with respect to each trust subsidiary and will execute together with the relevant trustees and Institutional Trustee, an Amended and Restated Declaration of Trust that provides for the issuance of Guaranteed Trust Preferred Securities, when we issue them. Any reference to the "Declaration" means the original declaration prior to such issuance, and the Amended and Restated Declaration following issuance, unless otherwise indicated.

     We filed a certificate of trust with respect to each of our trust subsidiaries with the Delaware Secretary of State on October 30, 1998. Each of our trust subsidiaries exists for the exclusive purposes of:

     o issuing the Guaranteed Trust Preferred Securities and common securities representing undivided beneficial interests in its assets;

     o investing the gross proceeds of the Guaranteed Trust Preferred Securities and common securities in the underlying Subordinated Debt Securities; and

     o engaging in only those other activities necessary or incidental to the first two purposes.

We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will rank equally with, and each trust subsidiary will make payments on the common securities in proportion to, the Guaranteed Trust Preferred Securities, except that if an Event of Default occurs under the Declaration, our rights as holder of the common securities to payments will be subordinated to your rights as holder of the Guaranteed Trust Preferred Securities. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to 3 percent of the total capital of each of our trust subsidiaries. Each of our trust subsidiaries has a term of approximately 55 years, but may terminate earlier as provided in its Declaration. Each of our trust subsidiaries' business and affairs will be conducted by the trustees we appoint, as the direct or indirect holder of all the common securities. We, as holder of the common securities, are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each of our trust subsidiaries. The trustees' duties and obligations are governed by the trust subsidiaries' Declarations. Prior to the issuance of any Guaranteed Trust Preferred Securities, we will insure that a majority of the trust subsidiaries' trustees are persons who are our employees or officers or affiliates and that one trustee of each trust subsidiary is a financial institution which will not be an affiliate of ours and which will act as Institutional Trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each of our trust subsidiaries will have its principal place of business or reside in the State of Delaware. We will pay all of our trust subsidiaries' fees and expenses, including those relating to any offering of Guaranteed Trust Preferred Securities. In addition, we guarantee payments on the Guaranteed Trust Preferred Securities to the extent our trust subsidiaries can themselves make payments on the Guaranteed Trust Preferred Securities. Each trust subsidiary's principal place of business is c/o Comcast Cable Communications, Inc., 1105 North Market Street, Wilmington, Delaware 19801.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities for our general corporate purposes, which may include making additions to our working capital, repaying indebtedness or for any other purposes we describe in the accompanying Prospectus Supplement. Each of our trust subsidiaries will use all proceeds received from the sale of the Guaranteed Trust Preferred Securities to purchase Subordinated Debt Securities from us.


                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

                                            Six Months ended
                                                June 30,                  Years ended December 31,
                                            -----------------  --------------------------------------------
                                              1998     1997      1997     1996     1995     1994     1993
                                            -------- --------  -------- -------- -------- -------- --------
Ratio of earnings to fixed charges........    --      --        --       --       --       --       1.1

     For the purpose of calculating the ratio of earnings to fixed charges, our earnings consist of income (loss) before extraordinary items, cumulative effect of accounting changes, income tax expense (benefit) and fixed charges. Fixed charges consist of our interest expense and interest expense on notes payable to affiliates. For the six months ended June 30, 1998 and 1997, our earnings (as described above) were inadequate to cover our fixed charges by $74.9 million and $89.3 million, respectively. For the years ended December 31, 1997, 1996, 1995 and 1994, our earnings (as described above) were inadequate to cover our fixed charges by $155.7 million, $27.1 million, $73.8 million and $24.8 million, respectively.


                 DESCRIPTION OF THE SENIOR DEBT SECURITIES AND
                         SUBORDINATED DEBT SECURITIES

     Our Debt Securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Indenture dated as of May 1, 1997, between the Company and Bank of Montreal Trust Company, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture between the Company and the trustee we name in the Prospectus Supplement for such Subordinated Debt Securities. In this section of the Prospectus, we refer to the Senior Indenture and the Subordinated Indenture as the "Indentures." The Senior Indenture and the form of the Subordinated Indenture are included as exhibits to the Registration Statement of which this Prospectus is a part.

     Because the following is only a summary of the Indentures and the Debt Securities, it does not contain all information that you may find useful. For further information about the Indentures and the Debt Securities, you should read the Indentures. We refer to the Debt Securities we are offering under this Prospectus and the accompanying Prospectus Supplement as the "Offered Debt Securities." As used in this Section of the Prospectus and under captions "Description of Debt Warrants," "Description of Capital Stock," "Description of Purchase Contracts" and "Description of Units," the terms we, us and our means Comcast Cable Communications, Inc.

General

     The Senior Debt Securities will constitute unsecured and unsubordinated obligations of ours and the Subordinated Debt Securities will constitute unsecured and subordinated obligations of ours. We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the Debt Securities, to pay the Debt Securities at maturity or upon redemption or to buy the Debt Securities will depend upon our subsidiaries repaying investments and advances we have made to them and upon their earnings and their distributing those earnings to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Debt Securities or to make funds available to us to do so. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. These contractual restrictions include our subsidiaries' obligations to pay Comcast Corporation under certain management agreements and programming contracts. In addition, some of our subsidiaries' loan agreements require them to maintain financial ratios and cash flow levels and contain restrictions on their ability to make dividend payments, pay management fees and make advances to affiliated entities, including us. The Indentures will not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

     You should look in the Prospectus Supplement for the following terms of the Debt Securities being offered:

     o    the Debt Securities' designation;

     o    the aggregate principal amount of the Debt Securities;

     o the percentage of their principal amount (i.e. price) at which the Debt Securities will be issued;

     o the date or dates on which the Debt Securities will mature and the right, if any, to extend such date or dates;

     o the rate or rates, if any, per year, at which the Debt Securities will bear interest, or the method of determining such rate or rates;

     o the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     o the right, if any, to extend the interest payment periods and the duration of that extension;

     o    provisions for a sinking purchase or other analogous fund, if any;

     o the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option or at your option;

     o    the form of the Debt Securities;

     o any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any Debt Security;

     o the terms and conditions, if any, upon which we may have to repay the Debt Securities early at your option (which option may be conditional) and the price or prices in the currency or currency unit in which the Debt Securities are payable;

     o the currency, currencies or currency units for which you may purchase the Debt Securities and the currency, currencies or currency units in which principal and interest, if any, on the Debt Securities may be payable;

     o the terms and conditions, if any, pursuant to which the Debt Securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

     o any other terms of the Debt Securities, including any additional events of default or covenants provided for with respect to the Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

     You may present Debt Securities for exchange and you may present registered Debt Securities for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the Indenture.

     Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

     We may issue Debt Securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of Securities, Commodity Or Index. Information As To The Methods For determining The Amount Of Principal Or Interest Payable On Any Date, The Currencies, Securities Or Baskets Of Securities, Commodities Or Indices To Which the amount Payable On Such Date Is Linked And Certain Additional Tax Considerations will Be Set Forth In The Applicable Prospectus Supplement.

Certain Terms of the Senior Debt Securities

   Certain Covenants

     Financial Information. We will file with the Trustee, within 15 days after we are required to file the same under the Securities Exchange Act of 1934, copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. We intend to file all such reports, information and documents with the SEC, whether or not required by Section 13 or 15(d), and will send copies to the Trustee within such 15 day period.

     Consolidation, Merger and Sale of Assets. We may not consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a Wholly-Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any merger of us and a Wholly-Owned Restricted Subsidiary, no consideration (other than common stock in the surviving person or of ours) shall be issued or distributed to our stockholders) or permit any person to merge with or into us unless:

     o we are the continuing person, or the person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of our obligations on all of the Debt Securities and under the Indenture;

     o immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     o we deliver to the Trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that the foregoing limitations shall not apply if, in the good faith determination of our board of directors, whose determination must be set forth in a board resolution, the principal purpose of such transaction is to change our state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

   Events of Default

     An Event of Default is defined under the Indenture with respect to Debt Securities of any series issued under the Senior Indenture as being:

     o our default in the payment of principal or premium on the Senior Debt Securities of such series when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

     o our default in the payment of interest on any Senior Debt Securities of such series when the same becomes due and payable, and such default continues for a period of 30 days;

     o our default in the performance of or we breach any of our other covenants or agreements in the Indenture with respect to the Senior Debt Securities of any series or under Senior Debt Securities and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the Senior Debt Securities of such series;

     o there occurs with respect to any issue or issues of our Indebtedness or any Subsidiary's Indebtedness (other than the Senior Debt Securities of such series) having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created:

          o an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity; and/or

          o the failure to make a principal payment at the final (but not any interim) fixed maturity.

     o any final judgment or order (not covered by insurance) for the payment of money in excess of $50 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance, or retention as not so covered) shall be rendered against us or any of our Subsidiaries and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against us or any of our Subsidiaries to exceed $50 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     o    a court having jurisdiction enters a decree or order for:

          o relief in respect of us or any of our Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

          o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or any of our Subsidiaries or for all or substantially all of our or our Subsidiaries' property and assets; or

          o the winding up or liquidation of our affairs or of those of any of our Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

     o    we or any of our Subsidiaries:

          o commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

          o consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of ours or any of our Subsidiaries or for all or substantially all of our or our Subsidiaries' property and assets; or

          o     effect any general assignment for the benefit of creditors.

     If an Event of Default (other than an Event of Default specified in the last two bullet points above that occurs with respect to us) occurs with respect to an issue of Senior Debt Securities and is continuing under the Indenture, then, and in each and every such case, either the Trustee or the holders of not less than 25% in aggregate principal amount of such Senior Debt Securities then outstanding under the Indenture by written notice to us (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such Senior Debt Securities to be immediately due and payable. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such Senior Debt Securities shall be immediately due and payable. If an Event of Default specified in the last two bullet points above occurs with respect to us, the principal amount of and accrued interest, if any, on each issue of Senior Debt Securities then outstanding shall be and become immediately due and payable without any notice or other action on the part of the Trustee or any holder. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of Senior Debt Securities that has been accelerated. Furthermore, subject to various provisions in the Senior Indenture, the holders of at least a majority in aggregate principal amount of an issue of Senior Debt Securities by notice to the Trustee, may waive an existing Default or Event of Default with respect to such Senior Debt Securities and its consequences, except a Default in the payment of principal of or interest on such Senior Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of each such Senior Debt Securities. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to such Senior Debt Securities shall be deemed to have been cured, for every purpose of the Senior Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. For information as to the waiver of defaults, see "--Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of an issue of Senior Debt Securities may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Senior Debt Securities. However, the Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of Senior Debt Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of Senior Debt Securities. A holder may not pursue any remedy with respect to the Indenture or any series of Senior Debt Securities unless:

     o the holder gives the Trustee written notice of a continuing Event of Default;

     o the holders of at least 25% in aggregate principal amount of such series of Senior Debt Securities make a written request to the Trustee to pursue the remedy;

     o such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability, or expense;

     o the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     o during such 60-day period, the holders of a majority in aggregate principal amount of such series of Senior Debt Securities do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Debt Security to receive payment of the principal of or interest, if any, on such Senior Debt Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Debt Securities, which right shall not be impaired or affected without the consent of the holder.

     The Senior Indenture will require certain of our officers to certify, on or before a date not more than 90 days after the end of each fiscal year, as to their knowledge of our compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture.

   Discharge and Defeasance

     The Senior Indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of Senior Debt Securities and the Indenture with respect to such series of Senior Debt Securities if:

     o all Senior Debt Securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the Trustee for cancellation and we have paid all sums payable by it under the Indenture; or

     o    o    the Senior Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

          o we irrevocably deposit in trust with the Trustee, as trust funds solely for the benefit of the holders of the Senior Debt Securities of such series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the Senior Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Senior Indenture; and

          o we deliver to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Senior Debt Securities of such series have been complied with.

     With respect to the first bullet point, only our obligations to compensate and indemnify the Trustee and our right to recover excess money held by the Trustee under the Indenture shall survive. With respect to the second bullet point, only our obligations with respect to the issue of defeased Senior Debt Securities to execute and deliver such Senior Debt Securities for authentication, to set the terms of such Senior Debt Securities, to maintain an office or agency in respect of such Senior Debt Securities, to have moneys held for payment in trust, to register the transfer or exchange of such Senior Debt Securities, to deliver such Senior Debt Securities for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and our right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the Trustee, and our right to recover excess money held by the Trustee shall survive.

     The Senior Indenture also provides that, except as otherwise provided in this paragraph, we:

     o will be deemed to have paid and will be discharged from any and all obligations in respect of a series of Senior Debt Securities, and the provisions of the Senior Indenture will no longer be in effect with respect to such Senior Debt Securities ("legal defeasance"); and

     o may omit to comply with any term, provision or condition of the Senior Indenture described above under "--Certain Covenants" and such omission shall be deemed not to be an Event of Default under the third clause of the first paragraph of "--Events of Default" with respect to such series of Senior Debt Securities ("covenant defeasance");

provided that the following conditions shall have been satisfied:

          o we have irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the holders of the Senior Debt Securities of such series, for payment of the principal of and interest on the Senior Debt Securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the Senior Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

          o such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

          o no Default or Event of Default with respect to the Senior Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

          o we shall have delivered to the Trustee an opinion of counsel that (1) the holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) and (2) the Holders of the Senior Debt Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          o we have delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated of the Senior Debt Securities of such series have been complied with.

In the case of legal defeasance under the first bullet point above, the opinion of counsel referred to in clause (1) of the fourth sub-bullet point above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under the first bullet point above, our obligations with respect to the issue of defeased Senior Debt Securities to execute and deliver such Senior Debt Securities for authentication, to set the terms of such Senior Debt Securities, to maintain an office or agency in respect of such Senior Debt Securities, to have moneys held for payment in trust, to register the transfer or exchange of such Senior Debt Securities, to deliver such Debt Securities for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. After such Senior Debt Securities are no longer outstanding, in the case of legal defeasance under the first bullet point above, only our obligations to compensate and indemnify the Trustee and our right to recover excess money held by the Trustee shall survive.

   Modification and Waiver

     We and the Trustee may amend or supplement the Senior Indenture or the Senior Debt Securities without notice to or the consent of any holder:

     o to cure any ambiguity, defect, or inconsistency in the Senior Indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

     o to comply with the provisions described under "--Certain Covenants--Consolidation, Merger and Sale of Assets";

     o to comply with any requirements of the SEC in connection with the qualification of the Senior Indenture under the Trust Indenture Act;

     o to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

     o to establish the form or forms or terms of the Senior Debt Securities as permitted by the Senior Indenture;

     o to provide for uncertificated Senior Debt Securities and to make all appropriate changes for such purpose; and

     o to make any change that does not materially and adversely affect the rights of any holder.

     Subject to certain conditions, without prior notice to any holder of an issue of Senior Debt Securities, modifications and amendments of the Senior Indenture may be made by us and the Trustee with the written consent of the holders of a majority in principal amount of such series of Senior Debt Securities, and compliance by us with any provision of the Indenture with respect to such series of Senior Debt Securities may be waived by written notice to the Trustee by the holders of a majority in principal amount of such series of Senior Debt Securities outstanding; provided, however, that no such modification, amendment or waiver may, without the consent of each holder affected thereby,

     o change the stated maturity of the principal of, or any installment of interest on, any Senior Debt Securities of such series;

     o reduce the principal amount of, or premium, if any, or interest on, any Senior Debt Securities of such series;

     o change the place or currency of payment of principal of, or premium, if any, or interest on, any Senior Debt Securities of such series;

     o change the provisions for calculating the optional redemption price, including the definitions relating thereto;

     o change the provisions relating to the waiver if past defaults or change or impair the right of holders to receive payment or to institute suit for the enforcement of any payment of any Senior Debt Securities of such series on or after the due date therefor;

     o reduce the above-stated percentage of outstanding Senior Debt Securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the Indenture;

     o waive a default in the payment of principal of or interest on the Senior Debt Securities;

      o adversely affect the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

     o modify any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived with the consent of the holder of each Senior Debt Security of such series affected thereby. It shall not be necessary for the consent of the holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section of the Indenture becomes effective, we must give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     With respect to any issue of Senior Debt Securities, neither we nor any of our Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise, to any holder of any such Senior Debt Securities for or as an inducement to any consent, waiver, or amendment of any of the terms or provisions of such series of Senior Debt Securities or the Indenture with respect to such series of Senior Debt Securities unless such consideration is offered to be paid or agreed to be paid to all holders of such Senior Debt Securities of such series that consent, waive, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, or agreement.

   No Personal Liability of Incorporators,
   Stockholders, Officers, Directors, or Employees

     The Senior Indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the Indenture or any supplemental indenture, or in any of the Senior Debt Securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the Senior Debt Securities, waives and releases all such liability.

   Concerning the Trustee

     The Senior Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Senior Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Senior Indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Certain Terms of the Subordinated Debt Securities

   Subordination

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of ours to the extent set forth in the applicable Prospectus Supplement.

   Issuance of Subordinated Debt Securities to one of our Trust Subsidiaries

     If we issue Subordinated Debt Securities to one of our trust subsidiaries or a trustee of such trust in connection with its issuance of Guaranteed Trust Preferred Securities, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Guaranteed Preferred Trust Securities in connection with the dissolution of such trust subsidiary upon the occurrence of certain events described in the Prospectus Supplement relating to such Guaranteed Preferred Trust Securities. Only one series of Subordinated Debt Securities will be issued to a trust subsidiary or a trustee of such trust in connection with the issuance of Guaranteed Preferred Trust Securities by such trust subsidiary.

   Certain Covenants

     If we issue Subordinated Debt Securities to a trust subsidiary or a trustee of such trust in connection with the issuance of Guaranteed Trust Preferred Securities by such trust subsidiary and:

     o there shall have occurred any event that would constitute an Event of Default (as defined herein); or

     o we are in default with respect to our payment of any obligations under the related Guaranteed Trust Preferred Securities Guarantee or Common Securities Guarantee, then

          o we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock (other than (i) purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plans, (ii) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or
          (iii) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing; and

          o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us which rank equally with or junior to such Subordinated Debt Securities.

     If (i) we issue Subordinated Debt Securities to a trust subsidiary or a trustee of such trust in connection with the issuance of Guaranteed Trust Preferred Securities by such trust subsidiary and we have exercised our right to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period of such Subordinated Debt Securities as provided in the supplemental indenture relating to such Subordinated Debt Securities and such period, or any extension thereof, shall be continuing, or (ii) there shall have occurred any Event of Default, as defined in the Subordinated Indenture, then:

     o we shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or make any guarantee payment with respect thereto (other than (i) purchases or acquisitions of shares of our common stock to satisfy our obligations under any employee benefit plans, (ii) as a result of a reclassification of our capital stock for another class or series of our capital stock or (iii) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), or make any guarantee payment with respect thereto; and

     o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to such Subordinated Debt Securities. If we issue Subordinated Debt Securities to a trust subsidiary or a trustee of such trust in connection with the issuance of Guaranteed Trust Preferred Securities of such trust subsidiary, for so long as such Guaranteed Trust Preferred Securities remain outstanding, we will:

     o maintain 100 percent direct or indirect ownership of the Common Securities of such trust subsidiary; provided, however, that any permitted successor of ours under the Subordinated Indenture may succeed to our ownership of such Common Securities;

     o    use our reasonable efforts to cause such trust subsidiary:

          o to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities, the redemption of all of such Guaranteed Trust Preferred Securities of such trust subsidiary, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such trust subsidiary; and

          o to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

          o to use our reasonable efforts to cause each holder of Guaranteed Trust Preferred Securities to be treated as owning an individual beneficial interest in the Subordinated Debt Securities.

   Limitation on Mergers and Sales of Assets

     We may not consolidate with, or merge into, any corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:

     o we are the continuing person, or the person (of other than us) formed by such consolidation or into which we are merged or that acquired our property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of our obligations on all of the Subordinated Debt Securities and under the Subordinated Indenture; and

     o we deliver to the Trustee, at the Trustee's request, an opinion of counsel stating that any consolidation, merger, conveyance or transfer complies with this provision.

   Events of Default, Waiver and Notice

     The Subordinated Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

      (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by us shall not constitute a default in the payment of interest for this purpose; or

      (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

      (c) default by us in the performance of any other of the covenants or agreements in the Subordinated Debt Indenture which shall not have been remedied for a period of 90 days after notice; or

      (d) certain events of bankruptcy, insolvency or reorganization relating to us; or

     (e) in the event Subordinated Debt Securities are issued to one of our trust subsidiaries or a trustee of such trust in connection with the issuance of Guaranteed Trust Preferred Securities by such trust subsidiary, the voluntary or involuntary dissolution, winding-up or termination of such trust subsidiary, except in connection with the distribution of Subordinated Debt Securities to the holders of Guaranteed Trust Preferred Securities in liquidation of such trust subsidiary, the redemption of all of the Guaranteed Trust Preferred Securities of such trust subsidiary, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such trust subsidiary.

     The Subordinated Indenture provides that the Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

     The Subordinated Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal and premium, of any, or interest or both, of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Subordinated Indenture or certain events of bankruptcy, insolvency and reorganization relating to us shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.

     The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Subordinated Indenture, provided that the Trustee may refuse to follow any direction that conflicts with law, that may involve the Trustee in personal liability or that the Trustee determines may be unduly prejudicial to Holders not taking part in such action. The Subordinated Indenture requires us every year to file a certificate with the Trustee as to the absence of certain defaults under the Subordinated Debt Indenture.

   Modification of the Indenture

     The Subordinated Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Subordinated Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any premium thereon (including in the case of a discounted Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption amount thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Subordinated Debt Security affected.

   Discharge and Defeasance

     The Subordinated Indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of Subordinated Debt Securities and the Subordinated Indenture with respect to such series of Subordinated Debt Securities if:

     o all Subordinated Debt Securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the Trustee for cancellation and we have paid all sums payable by us under the Indenture; or

     o    o    the Subordinated Debt Securities of such series have matured or will mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

          o we irrevocably deposit in trust with the Trustee, as trust funds solely for the benefit of the holders of the Subordinated Debt Securities of such series, funds sufficient to pay at maturity or upon redemption all of the outstanding Subordinated Debt Securities, including principal and premium, if any, and interest due or to become due at maturity or redemption, and all other sums payable by us under the Senior Indenture; and

          o we deliver to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Subordinated Debt Securities of such series have been complied with.

     With respect to the first bullet point, only our obligations to compensate and indemnify the Trustee and our right to recover excess money held by the Trustee under the Subordinated Indenture shall survive. With respect to the second bullet point, only our obligations with respect to the issue of Subordinated Debt Securities to execute and deliver such Subordinated Debt Securities for authentication, to set the terms of such Subordinated Debt Securities, to maintain an office or agency in respect of such Subordinated Debt Securities, to have moneys held for payment in trust, to register the transfer or exchange of such Subordinated Debt Securities, to deliver such Subordinated Debt Securities for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and our right to recover excess money held by the Trustee shall survive until such Subordinated Debt Securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the Trustee, and our right to recover excess money held by the Trustee shall survive.

     The Subordinated Indenture also provides that, except as otherwise provided in this paragraph, we

     o will be deemed to have paid and will be discharged from the entire indebtedness and all obligations in respect of a series of Subordinated Debt Securities, and the provisions of the Subordinated Indenture will no longer be in effect with respect to such Debt Securities ("legal defeasance"); and

     o may omit to comply with any term, provision or condition of the Subordinated Indenture described above under "--Certain Covenants" and such omission shall be deemed not to be an Event of Default under the third clause of the first paragraph of "--Events of Default" with respect to such series of Subordinated Debt Securities ("covenant defeasance");

provided that the following conditions shall have been satisfied:

          o we have irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the holders of the Subordinated Debt Securities of such series, for payment of the principal of and interest on the Subordinated Debt Securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any), to pay and discharge the principal of and interest and premium on, if any, the outstanding Subordinated Debt Securities of such series to maturity or earlier redemption, as the case may be;

          o no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Subordinated Debt securities of such series shall have occurred and be continuing on the date of such deposit;

          o we shall have delivered to the Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that the holders of the Subordinated Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the Subordinated Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and

          o if the Subordinated Debt Securities are listed on a national securities exchange, we will deliver to the Trustee and Defeasance Agent, if any, an opinion of counsel to the effect that the exercise of the option would not cause such Subordinated Debt Securities to be delisted from such exchange.

In the case of legal defeasance under the first bullet point above, the opinion of counsel referred to in clause (1) of the fourth sub-bullet point above shall be accompanied by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under the first bullet point above, (1) the holders of the Subordinated Debt Securities will have an enforceable right to continue to receive from the trust fund payment of principal of and interest and premium, if any, on the Subordinated Debt Securities when such payments are due; (2) we will continue to be obligated to exchange and register transferred securities, and replace mutilated, destroyed, lost or stolen securities; (3) we will have a right to recover excess money held by the trust and (4) the Trustee will continue to have the rights, powers, duties and immunities enumerated in the Subordinated Indenture.

   Governing Law

     The Subordinated Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

   The Trustee

     We may have normal banking relationships with the trustee under the Subordinated Indenture in the ordinary course of business.


                         DESCRIPTION OF DEBT WARRANTS

     We may issue Warrants for the purchase of Debt Securities ("Debt Warrants") on terms to be determined at the time of sale. We may offer Debt Warrants separately or together with one or more additional Debt Warrants, Purchase Contracts or Debt Securities or any combination thereof in the form of Units, as set forth in the applicable Prospectus Supplement. If we issue Debt Warrants as part of a Unit, the accompanying Prospectus Supplement will specify whether such Debt Warrants may be separated from the other securities in such Unit prior to the Debt Warrants' expiration date. The Debt Warrants offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Warrants."

     We will issue the Offered Debt Warrants under one or more Warrant Agreements (each, a "Warrant Agreement") to be entered into between us and a bank or trust company, as Warrant agent (the "Warrant Agent"), and may be issued in one or more series, all as shall be set forth in the Prospectus Supplement relating thereto. Because the following is only a summary of the Warrant Agreements and the Debt Warrants, it does not contain all information that you may find useful. For further information about the Warrant Agreements and the Debt Warrants, you should read the Warrant Agreements.

General

     You should look in the accompanying Prospectus Supplement for the following terms of the Offered Debt Warrants:

     o the specific designation and aggregate number of and the price at which the Offered Debt Warrants will be issued;

     o the designation, aggregate principal amount, currency or composite currency and terms of the Debt Securities that may be purchased upon exercise of the Offered Debt Warrants;

     o if applicable, the designation and terms of the Debt Securities with which the Offered Debt Warrants are issued and the number of the Offered Debt Warrants issued with each of such Debt Securities;

     o whether the Offered Debt Warrants are to be sold separately or with other Offered Securities as part of Units, if applicable, the date on and after which the Offered Debt Warrants and such Offered Securities will be separately transferable;

     o the principal amount of Debt Securities purchasable upon exercise of each Offered Debt Warrant, the price at which and the currency or composite currency in which such principal amount of Debt Securities may be purchased upon such exercise and the method of such exercise;

     o the currency or composite currency for which the Offered Warrants may be purchased;

     o the date on which the right to exercise the Offered Debt Warrants shall commence and the date on which such right shall expire or, if the Offered Debt Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

     o whether any Offered Debt Warrants will be issued in global or definitive form or both;

     o    any applicable United States federal income tax consequences;

     o    the identity of the Warrant Agent in respect of the Offered Debt
Warrants;

     o the proposed listing, if any, of the Offered Debt Warrants or the securities purchasable upon exercise thereof on any securities exchange; and

     o    any other terms of the Offered Debt Warrants.

     Warrants of each series will be evidenced by Warrant Certificates in registered form, which may be global Warrants or definitive Warrants, as specified in the applicable Prospectus Supplement. See "Global Securities" below.

     At the option of the holder upon request confirmed in writing, and subject to the terms of the applicable Warrant Agreement, Warrants in definitive form may be presented for exchange and for registration of transfer (with the form of transfer endorsed thereon duly executed) at the corporate trust office of the Warrant Agent for such series of Debt Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Debt Warrants) without service charge and upon payment of any taxes and other governmental charges as described in such Warrant Agreement. Such transfer or exchange will be effected only if the Warrant Agent for such series of Debt Warrants is satisfied with the documents of title and identity of the person making the request.

Modifications

     Each Warrant Agreement and the terms of the Debt Warrants may be amended by us and the Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     We and any Warrant Agent may also modify or amend each Warrant Agreement and the terms of the Debt Warrants issued thereunder, with the consent of the owners of not less than a majority in number of the then outstanding unexercised Debt Warrants affected, provided that no such modification or amendment that changes the exercise price of the Debt Warrants, reduces the amount receivable upon exercise, cancellation or expiration, shortens the period of time during which the Debt Warrants may be exercised or otherwise materially and adversely affects the rights of the owners of the Debt Warrants or reduces the percentage of outstanding Debt Warrants, the consent of whose owners is required for modification or amendment of the applicable Warrant Agreement or the terms of the Debt Warrants issued thereunder, may be made without the consent of the owners affected thereby.

Merger, Consolidation, Sale or Other Disposition

     If at any time we merge or consolidate with another entity or transfer substantially all of our assets as permitted under the applicable Warrant Agreement, the successor corporation thereunder shall succeed to and assume all of our obligations under such Warrant Agreement and the Warrant Certificates. We would then be relieved of any further obligation under such Warrant Agreement and Debt Warrants.

Enforceability of Rights of Warrantholders; Governing Law

     Only holders of Warrant Certificates may enforce their right to exercise the Debt Warrants evidenced by such Warrant Certificates, in the manner provided therein and in the applicable Warrant Agreement. The Debt Warrants and each Warrant Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Warrants are Unsecured Obligations

     The Debt Warrants will be unsecured and unsubordinated obligations of ours and will rank equally with our other unsecured contractual obligations and with our unsecured and unsubordinated debt. We are a holding company and conduct all of our operations through subsidiaries. Therefore, our rights and the rights of our creditors, including Warrant holders, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. In addition, our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions.

     These contractual restrictions include our subsidiaries' obligations to pay Comcast Corporation under certain management agreements and programming contracts. In addition, some of our subsidiaries' loan agreements require them to maintain financial ratios and cash flow levels and contain restrictions on their ability to make dividend payments, pay management fees and make advances to affiliated entities, including us. The Warrant Agreements will not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.


                       DESCRIPTION OF PURCHASE CONTRACTS

     We may issue Purchase Contracts for the purchase or sale of:

     o securities of an entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable Prospectus Supplement,

     o    currencies or composite currencies or

     o    commodities.

Each Purchase Contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, all as set forth in the applicable Prospectus Supplement. We must, however, satisfy our obligations, if any, with respect to any Purchase Contract by delivering the cash value thereof or, in the case of underlying currencies, by delivering the underlying currencies, as set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a Purchase Contract.

     Purchase Contracts may require holders to satisfy their obligations thereunder when the Purchase Contracts are issued ("Pre-paid Purchase Contracts"). Our obligation to settle the Pre-paid Purchase Contracts on the relevant settlement date will constitute indebtedness of us. Accordingly, the Pre-paid Purchase Contracts will be issued under one of the Indentures.

                             DESCRIPTION OF UNITS

     As specified in the applicable Prospectus Supplement, Units will consist of one or more Purchase Contracts, Debt Warrants, Debt Securities or Guaranteed Trust Preferred Securities or any combination thereof. Reference is made to the applicable Prospectus Supplement for:

     o all terms of the Units and of the Purchase Contracts, Debt Warrants, Debt Securities or Guaranteed Trust Preferred Securities, or any combination thereof, comprising the Units, including whether and under what circumstances the Securities comprising the Units may or may not be traded separately;

     o    a description of the terms of any Unit Agreement governing the Units;
and

     o a description of the provisions for the payment, settlement, transfer or exchange of the Units.

           DESCRIPTION OF THE GUARANTEED TRUST PREFERRED SECURITIES

     Each of our trust subsidiaries may issue, from time to time, only one series of Guaranteed Trust Preferred Securities along with common securities having terms described in the Prospectus Supplement relating to the issuance. The Declaration of each of our trust subsidiaries authorizes the Regular Trustees of such trust subsidiary to issue on its behalf one series of Guaranteed Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Guaranteed Trust Preferred Securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the trust subsidiary and described in the Prospectus Supplement. You should look in the Prospectus Supplement for the specific terms of the Guaranteed Trust Preferred Securities, including:

     o    the distinctive designation of the Guaranteed Trust Preferred
Securities;

     o the number of Guaranteed Trust Preferred Securities issued by our trust subsidiary;

     o the annual distribution rate (or method of determining such rate) for Guaranteed Trust Preferred Securities issued by our trust subsidiary and the date or dates upon which such distributions shall be payable; provided, however, that distributions on the Guaranteed Trust Preferred Securities shall be payable on a periodic basis to holders of such Guaranteed Trust Preferred Securities as of a record date in each period during which such Guaranteed Trust Preferred Securities are outstanding;

     o whether distributions on the Guaranteed Trust Preferred Securities issued by our trust subsidiary will be cumulative, and, in the case of Guaranteed Trust Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the Guaranteed Trust Preferred Securities issued by our trust subsidiary shall be cumulative;

     o the amount or amounts which shall be paid out of the assets of our trust subsidiary to the holders of its Guaranteed Trust Preferred Securities upon its voluntary or involuntary dissolution, winding-up or termination;

     o the obligation, if any, of our trust subsidiary to purchase or redeem Guaranteed Trust Preferred Securities it issues and the price or prices at which, the period or periods within which, and the terms and conditions upon which, it may purchase or redeem its Guaranteed Trust Preferred Securities in whole or in part;

     o the voting rights, if any, of our trust subsidiary's Guaranteed Trust Preferred Securities in addition to those required by law, including the number of votes per Guaranteed Trust Preferred Security and any requirement for the approval by the holders of Guaranteed Trust Preferred Securities, or of Guaranteed Trust Preferred Securities issued by one or more of our trust subsidiaries, or of both, as a condition to specified action or amendments to the Declaration of our trust subsidiary;

     o the terms and conditions, if any, upon which the underlying Subordinated Debt Securities may be distributed to holders of Guaranteed Trust Preferred Securities;

     o if applicable, any securities exchange upon which the Guaranteed Trust Preferred Securities shall be listed; and

     o any other relevant rights, preferences, privileges, limitations or restrictions of Guaranteed Trust Preferred Securities not inconsistent with the Declaration of our trust subsidiary or with applicable law.

We will guarantee all Guaranteed Trust Preferred Securities offered by this Prospectus hereby to the extent described below under "Description of the Guaranteed Trust Preferred Securities Guarantees." We will describe certain of the United States federal income tax considerations applicable to any offering of Guaranteed Trust Preferred Securities in an accompanying Prospectus Supplement.

     In connection with the issuance of Guaranteed Trust Preferred Securities, our trust subsidiary will issue one series of its common securities. The Declaration of each of our trust subsidiaries authorizes its Regular Trustees to issue on its behalf one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as shall be set forth in the Declaration. The terms of the common securities issued by one of our trust subsidiaries will be substantially identical to the terms of its Guaranteed Trust Preferred Securities and the common securities will rank equally, and payments will be made thereon pro rata, with the Guaranteed Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Guaranteed Trust Preferred Securities. Except in certain limited circumstances, the common securities will also carry the right to vote to appoint, remove or replace any of our trust subsidiaries' Trustees. We will directly or indirectly own all of the common securities of each of our trust subsidiaries.

Enforcement of Certain Rights by Holders of Guaranteed Trust Preferred
Securities

     If an event of default under the Declaration of one of our trust subsidiaries (an "Event of Default") occurs and is continuing, then the holders of its Guaranteed Trust Preferred Securities of such trust subsidiary would have to rely on the Institutional Trustee enforcing against us its rights as a holder of the Subordinated Debt Securities. In addition, the holders of a majority in liquidation amount of the Guaranteed Trust Preferred Securities of the trust subsidiary will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Guaranteed Trust Preferred Securities may not institute a legal proceeding directly against us to enforce the Institution Trustee's rights under the applicable series of subordinated Debt Securities. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the applicable series of Subordinated Debt Securities when due, then a holder of Guaranteed Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such holder's Guaranteed Trust Preferred Securities (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, we will be subrogated to the rights of such holder of Guaranteed Trust Preferred Securities under the applicable Declaration to the extent of any payment made by us to such holder of Preferred Securities in such Direct Action.

                 DESCRIPTION OF THE GUARANTEED TRUST PREFERRED
                             SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Guaranteed Trust Preferred Securities Guarantees that we will execute and deliver for the benefit of the holders from time to time of the Guaranteed Trust Preferred Securities. Each Guaranteed Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. We will name the trustee who will act as indenture trustee under each Guaranteed Trust Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee") in the Prospectus Supplement relating to such Guaranteed Trust Preferred Securities. The terms of each Guaranteed Trust Preferred Securities Guarantee will be those set forth in such Guaranteed Trust Preferred Securities Guarantee and those made part of such Guaranteed Trust Preferred Securities Guarantee by the Trust Indenture Act. Because the following is only a summary of the Guaranteed Trust Preferred Securities Guarantee, it does not contain all information that you may find useful. For further information about the Guaranteed Trust Preferred Securities Guarantee, you should read the Guaranteed Trust Preferred Securities Guarantee. Each Guaranteed Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Guaranteed Trust Preferred Securities of the relevant trust subsidiary.

General

     Pursuant to each Guaranteed Trust Preferred Securities Guarantee, we will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Guaranteed Trust Preferred Securities, the Guarantee Payments (as described below) (except to the extent paid by our trust subsidiary), as and when due, regardless of any defense, right of set-off or counterclaim which such trust subsidiary may have or assert. The following payments with respect to Guaranteed Trust Preferred Securities to the extent not paid by such trust subsidiary (the "Guarantee Payments"), will be subject to the Guaranteed Trust Preferred Securities Guarantee thereon (without duplication):

     o any accrued and unpaid distributions which are required to be paid on such Guaranteed Trust Preferred Securities, to the extent our trust subsidiary has funds available for such payment;

     o the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such trust subsidiary has funds available for such payment with respect to any Guaranteed Trust Preferred Securities called for redemption by such trust subsidiary; and

     o upon a voluntary or involuntary dissolution, winding-up or termination of such trust subsidiary (other than in connection with the distribution of Subordinated Debt Securities to the holders of Guaranteed Trust Preferred Securities or the redemption of all of the Guaranteed Trust Preferred Securities), the lesser of

          o the aggregate of the liquidation amount and all accrued and unpaid distributions on such Guaranteed Trust Preferred Securities to the date of payment, to the extent such trust subsidiary has funds available therefor; and

          o the amount of assets of such trust subsidiary remaining available for distribution to holders of such Guaranteed Trust Preferred Securities in liquidation of such trust subsidiary.

The redemption price and liquidation amount will be fixed at the time the Guaranteed Trust Preferred Securities are issued. Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of Guaranteed Trust Preferred Securities or by our causing our trust subsidiary to pay such amounts to such holders.

     No Guaranteed Trust Preferred Securities Guarantee will apply to any payment of distributions except to the extent our trust subsidiary has funds available for such payment. If we do not make interest payments on the Subordinated Debt Securities purchased by our trust subsidiary, it will not pay distributions on its Guaranteed Trust Preferred Securities and will not have funds available to make such payment. See "Description of the Subordinated Debt Securities -- Certain Covenants." The Guaranteed Trust Preferred Securities Guarantee, when taken together with our obligations under the Subordinated Debt Securities, the Subordinated Indenture and the Declaration, including our obligations to pay costs, expenses, debts and liabilities of our trust subsidiaries (other than with respect to the Guaranteed Trust Preferred Securities and related common securities), is equivalent to a full and unconditional guarantee on a subordinated basis by us of payments due on the Guaranteed Trust Preferred Securities.

Certain Covenants

     In each Guaranteed Trust Preferred Securities Guarantee, we will covenant that, so long as any Guaranteed Trust Preferred Securities issued by the applicable trust subsidiary remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guaranteed Trust Preferred Securities Guarantee or under our trust subsidiary's Declaration, then:

     o we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of our capital stock (other than (i) purchases or acquisitions of shares of our Common Stock in connection with the satisfaction of our obligations under any employee benefit plans or the satisfaction of our obligations pursuant to any contract or security requiring us to purchase shares of our Common Stock,
(ii) as a result of a reclassification of our capital stock or the exchange or conversion of one our class or series of capital stock for another of our class or series of capital stock or, (iii) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and

     o we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us which rank equally with or junior to such Subordinated Debt Securities.

Modification of the Guaranteed Trust Preferred
Securities Guarantees; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Guaranteed Trust Preferred Securities (in which case no vote will be required), each Guaranteed Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of our trust subsidiary's outstanding Guaranteed Trust Preferred Securities. The manner of obtaining any such approval of holders of such Guaranteed Trust Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guaranteed Trust Preferred Securities Guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of our trust subsidiary's then outstanding Guaranteed Trust Preferred Securities.

Termination

     Each Guaranteed Trust Preferred Securities Guarantee will terminate as to the Guaranteed Trust Preferred Securities issued by the applicable trust subsidiary:

     o upon full payment of the Redemption Price of all its Guaranteed Trust Preferred Securities;

     o upon distribution of the Subordinated Debt Securities held by it to the holders of its Guaranteed Trust Preferred Securities; or

     o upon full payment of the amounts payable in accordance with its Declaration upon its liquidation.

Each Guaranteed Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Guaranteed Trust Preferred Securities issued by the applicable trust subsidiary must restore payment of any sums paid under such Guaranteed Trust Preferred Securities or such Preferred Securities Guarantee.

Events of Default

     An event of default under a Preferred Securities Guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Guaranteed Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Guaranteed Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Guaranteed Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Guaranteed Trust Preferred Securities Guarantee, any holder of Guaranteed Trust Preferred Securities relating to such Guaranteed Trust Preferred Securities Guarantee may institute a legal proceeding directly against us to enforce the Preferred Guarantee Trustee's rights under such Guaranteed Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant trust subsidiary, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of Guaranteed Trust Preferred Securities may directly institute a proceeding against us for enforcement of the Guaranteed Trust Preferred Securities Guarantee for such payment. We waive any right or remedy to require that any action be brought first against our trust subsidiary or any other person or entity before proceeding directly against us.

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Guaranteed Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Guaranteed Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guaranteed Trust Preferred Securities Guarantee at the request of any holder of Guaranteed Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

Status of the Preferred Securities Guarantees

     The Guaranteed Trust Preferred Securities Guarantees will constitute unsecured obligations of ours and will rank (i) subordinate and junior in right of payment to all of our other liabilities, (ii) equally with the most senior preferred or preference stock now or in the future issued by us and with any guarantee now or in the future entered into by us in respect of any preferred or preference stock of any of our affiliates, and (iii) senior to our common stock. The terms of the Guaranteed Trust Preferred Securities provide that each holder of Guaranteed Trust Preferred Securities issued by the applicable trust subsidiary by accepting the Guaranteed Trust Preferred Securities agrees to the subordination provisions and other terms of the Guaranteed Trust Preferred Securities Guarantee relating to the Guaranteed Trust Preferred Securities.

     The Guaranteed Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Preferred Guarantee
Trustee

     We and certain of our affiliates maintain a banking relationship with the Preferred Guarantee Trustee.

Governing Law

     The Guaranteed Trust Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                               GLOBAL SECURITIES

     We may issue the Debt Securities, Debt Warrants, Purchase Contracts, Guaranteed Trust Preferred Securities and Units of any series in the form of one or more fully registered global securities (a "Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or its nominee. In that case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such Global Securities. Unless and until the Depositary exchanges a Global Security in whole for securities in definitive registered form, the Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any of its nominees to a successor of the Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such Global Security for all purposes under the applicable Indenture, Warrant Agreement, Purchase Contract, Declaration or Unit Agreement. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture, Warrant Agreement, Purchase Contract, Declaration or Unit Agreement. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture, Warrant Agreement, Purchase Contract, Declaration or Unit Agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, Warrant Agreement, Purchase Contract, Declaration or Unit Agreement, the Depositary for such Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities, and any payments to holders with respect to Debt Warrants, Purchase Contracts, Preferred Securities or Units, represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of us, the Trustees, the Warrant Agents, the Unit Agents or any of our other agents, agent of the Trustees or agent of the Warrant Agents or Unit Agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the Depositary for any Securities represented by a Global Security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such Global Security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such Securities in definitive form in exchange for such Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the Securities of a series represented by one or more Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Securities. Any securities issued in definitive form in exchange for a Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee, Warrant Agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Global Security.

                             PLAN OF DISTRIBUTION

     We and/or our trust subsidiaries may sell the Securities being offered hereby in four ways:

     o    directly to purchasers;

     o    through agents;

     o    through underwriters; and

     o    through dealers.

     We and/or our trust subsidiaries may directly solicit offers to purchase Securities, or we and/or our trust subsidiaries may designate agents to solicit such offers. We will, in the Prospectus Supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we or our trust subsidiaries must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them and we will set forth in the Prospectus Supplement relating to such offering their names and the terms of our agreement with them.

     If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, we will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If we so indicate in the Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities or Offered Debt Warrants, Purchase Contracts or Units, as the case may be, from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     In order to facilitate the offering of the Securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any underwriter, agent or dealer utilized in the initial offering of Securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL MATTERS

     Davis Polk & Wardwell will pass upon the validity of the Securities on our behalf and on behalf of our trust subsidiaries, although we may use other counsel (including our employees) to do so. Certain matters of Delaware law relating to the validity of the Guaranteed Trust Preferred Securities will be passed upon by Richards, Layton & Finger.

                                    EXPERTS

     Our consolidated financial statements and consolidated financial statement schedules in our Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference.

     Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                   GLOSSARY

     "Debt Securities" means the Senior Debt Securities or the Subordinated Debt Securities.

     "Debt Warrants" means warrants to purchase our Debt Securities.

     "Declaration" means the Declaration of Trust relating to our trust subsidiaries, until the issuance of Guaranteed Trust Preferred Securities by any such trust subsidiary, and thereafter to the Amended and Restated Declaration of Trust providing for the issuance of such Guaranteed Trust Preferred Securities under the Delaware Business Trust Act.

     "Guaranteed Trust Preferred Securities" means a class of preferred securities representing undivided beneficial interest in the assets of one of our trust subsidiaries with terms as set forth in the applicable Prospectus Supplement.

     "Guaranteed Trust Preferred Securities Guarantee" means our guarantee agreement in respect of the preferred securities issued by one of our trust subsidiaries.

     "Indentures" means the Senior Indenture and the Subordinated Indenture.

     "Purchase Contracts" means purchase contracts for the purchase or sale of securities of an entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable Prospectus Supplement, currencies or composite currencies or commodities.

     "Securities" means any of our Debt Securities, Debt Warrants, Guaranteed Trust Preferred Securities, Purchase Contracts or Units offered to you pursuant to the terms of the applicable Prospectus Supplement.

     "Senior Debt Securities" means our debt securities issued under the terms of the Senior Indenture.

     "Senior Indenture" means the indenture dated as of May 1, 1997 between us and the Bank of Montreal Trust Company, as Trustee.

     "Subordinated Debt Securities" means our debt securities issued under the terms of the Subordinated Indenture.

     "Subordinated Indenture" means the indenture between us and the Trustee under such indenture, which we will name in the applicable Prospectus Supplement.

     "Units" means one or more of our Debt Securities, Debt Warrants, Guaranteed Trust Preferred Securities or Purchase Contracts or any combination thereof offered to you pursuant to the terms of the applicable Prospectus Supplement.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

     The estimated expenses payable in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are set forth below. All amounts shown are estimates, except the SEC registration fee.


SEC registration fee.................................................$ 278,000
Printing and engraving expenses......................................  100,000
Accounting fees and expenses.........................................   25,000
Legal fees and expenses..............................................   75,000
Miscellaneous........................................................   22,000
                                                                     ---------
   Total.............................................................$ 500,000
                                                                     =========

ITEM 15. Indemnification of Directors and Officers

     The Company is a corporation organized under the General Corporation Law of the State of Delaware.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 7-1 of the Company's By-Laws provides that the Company will indemnify any director or officer of the Company or any director or officer who is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a "director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Company, its parent or any of its subsidiaries.

     Section 7-2 of the Company's By-Laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by law.

     Section 7-4 of the Company's By-Laws provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under law.

ITEM 16. Exhibits

     1.1** Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).

     1.2**      Form of Underwriting Agreement (Preferred Securities).

     4.1 Senior Debt Securities Indenture dated as of May 1, 1997, between Comcast Cable Communications, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1(a) to the Registration Statement on Form S-4 of the Company (File No. 333-30745)).

     4.2**      Form of Subordinated Debt Securities Indenture.

     4.3** Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and Preferred Securities.

     4.4**      Certificate of Trust of Comcast Cable Trust I.

     4.5**      Certificate of Trust of Comcast Cable Trust II.

     4.6**      Certificate of Trust of Comcast Cable Trust III.

     4.7**      Declaration of Trust of Comcast Cable Trust I.

     4.8**      Declaration of Trust of Comcast Cable Trust II.

     4.9**      Declaration of Trust of Comcast Cable Trust III.

     4.10** Form of Amended and Restated Declaration of Trust for each of Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III.

     4.11       Form of Senior Debt Security (included in Exhibit 4.1).

     4.12       Form of Subordinated Debt Security (included in Exhibit 4.2).

     4.13       Form of Preferred Security (included in Exhibit 4.10).

     4.14** Form of Preferred Securities Guarantee with respect to Preferred Securities.

     4.15 Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.16).

     4.16**     Form of Unit Agreement.

     4.17**     Form of Debt Warrant Agreement for Warrants Sold Alone.

     4.18       Form of Debt Warrant for Warrants Sold Alone (included in
                Exhibit 4.17).

     4.19** Form of Debt Warrant Agreement for Warrants Sold Attached to Debt Securities.

     4.20 Form of Debt Warrant for Warrants Sold Attached to Debt Securities (included in Exhibit 4.19).

     4.21**     Form of Pledge Agreement.

     5.1**      Opinion of Davis Polk & Wardwell.

     5.2**      Opinion of Richards, Layton & Finger.

     12.1**     Statement re: Computation of Ratios of Earnings to Fixed
                Charges.

     23.1**     Consent of Deloitte & Touche LLP.

     23.2       Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

     23.3       Consent of Richards, Layton & Finger (included in Exhibit 5.2).

     24.1       Powers of Attorney (included on the signature pages hereto).

     25.1** Statement of eligibility under the Trust Indenture Act of 1939, as amended, of Bank of Montreal, as Trustee under the Senior Debt Securities Indenture.

     25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities Indenture.

     25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust I.

     25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust II.

     25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust III.
-------------------

*To be filed with subsequent Current Report on Form 8-K.

**Filed herewith.

ITEM 17. Undertakings

      (a) The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Companies annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and State of Delaware on November 2, 1998.


                                       COMCAST CABLE COMMUNICATIONS, INC.


                                       By:   /s/ W. E. Dordelman
                                          ------------------------------------
                                          Name:    William E. Dordelman
                                          Title:   Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ralph J. Roberts, Brian L. Roberts, Julian A. Brodsky, Lawrence S. Smith, John R. Alchin, Stanley L. Wang and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1433, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signatures                                        Title                               Date
               ----------                                        -----                               ----



   /s/ Ralph J. Roberts                            Chairman of the Board of Directors;
---------------------------------------------------    Director                                 November 2, 1998
                 Ralph J. Roberts

   /s/ Julian A. Brodsky                            Vice Chairman; Director                     November 2, 1998
---------------------------------------------------
                 Julian A. Brodsky

   /s/ Brian L. Roberts                            Vice Chairman; Director (Principal           November 2, 1998
---------------------------------------------------    Executive Officer)
                 Brian L. Roberts

   /s/ Lawrence S. Smith                            Executive Vice President (Principal         November 2, 1998
---------------------------------------------------    Accounting Officer)
                 Lawrence S. Smith

   /s/ John R. Alchin                               Senior Vice President and Treasurer         November 2, 1998
---------------------------------------------------    (Principal Financial Officer)
                  John R. Alchin

   /s/ Stanley L. Wang                              Senior Vice President and Secretary;        November 2, 1998
---------------------------------------------------    Director
                  Stanley L. Wang


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable III certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and that they have duly caused this Registration Statement or amendment thereto to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, and the City of Philadelphia, State of Pennsylvania, on November 2, 1998.

                                  COMCAST CABLE TRUST I

                                  By:  /s/ Donald J. Puglisi
                                     ------------------------------------------
                                     Name:    Donald J. Puglisi
                                     Title:   Trustee

                                  By:  /s/ W. E. Dordelman
                                     ------------------------------------------
                                     Name:    William E. Dordelman
                                     Title:   Trustee


                                  COMCAST CABLE TRUST II

                                  By:  /s/ Donald J. Puglisi
                                     ------------------------------------------
                                     Name:    Donald J. Puglisi
                                     Title:   Trustee

                                  By:  /s/ W. E. Dordelman
                                     ------------------------------------------
                                     Name:    William E. Dordelman
                                     Title:   Trustee



                                  COMCAST CABLE TRUST III

                                  By:  /s/ Donald J. Puglisi
                                     ------------------------------------------
                                     Name:    Donald J. Puglisi
                                     Title:   Trustee

                                  By:  /s/ W. E. Dordelman
                                     ------------------------------------------
                                     Name:    William E. Dordelman
                                     Title:   Trustee


                                 EXHIBIT INDEX

     1.1** Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).

     1.2**      Form of Underwriting Agreement (Preferred Securities).

     4.1 Senior Debt Securities Indenture dated as of May 1, 1997, between Comcast Cable Communications, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1(a) to the Registration Statement on Form S-4 of the Company (File No. 333-30745)).

     4.2**      Form of Subordinated Debt Securities Indenture.

     4.3** Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and Preferred Securities.

     4.4**      Certificate of Trust of Comcast Cable Trust I.

     4.5**      Certificate of Trust of Comcast Cable Trust II.

     4.6**      Certificate of Trust of Comcast Cable Trust III.

     4.7**      Declaration of Trust of Comcast Cable Trust I.

     4.8**      Declaration of Trust of Comcast Cable Trust II.

     4.9**      Declaration of Trust of Comcast Cable Trust III.

     4.10** Form of Amended and Restated Declaration of Trust for each of Comcast Cable Trust I, Comcast Cable Trust II and Comcast Cable Trust III.

     4.11       Form of Senior Debt Security (included in Exhibit 4.1).

     4.12       Form of Subordinated Debt Security (included in Exhibit 4.2).

     4.13       Form of Preferred Security (included in Exhibit 4.10).

     4.14** Form of Preferred Securities Guarantee with respect to Preferred Securities.

     4.15 Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.16).

     4.16**     Form of Unit Agreement.

     4.17**     Form of Debt Warrant Agreement for Warrants Sold Alone.

     4.18       Form of Debt Warrant for Warrants Sold Alone (included in
                Exhibit 4.17).

     4.19** Form of Debt Warrant Agreement for Warrants Sold Attached to Debt Securities.

     4.20 Form of Debt Warrant for Warrants Sold Attached to Debt Securities (included in Exhibit 4.19).

     4.21**     Form of Pledge Agreement.

     5.1**      Opinion of Davis Polk & Wardwell.

     5.2**      Opinion of Richards, Layton & Finger.

     12.1**     Statement re: Computation of Ratios of Earnings to Fixed
                Charges.

     23.1**     Consent of Deloitte & Touche LLP.

     23.2       Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

     23.3       Consent of Richards, Layton & Finger (included in Exhibit 5.2).

     24.1       Powers of Attorney (included on the signature pages hereto).

     25.1** Statement of eligibility under the Trust Indenture Act of 1939, as amended, of Bank of Montreal, as Trustee under the Senior Debt Securities Indenture.

     25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities Indenture.

     25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust I.

     25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust II.

     25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee for Comcast Cable Trust III.
-------------------
*To be filed with subsequent Current Report on Form 8-K.

**Filed herewith.